UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

ITC Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Issuance of International Transmission Company First Mortgage Bonds, Series E

On August 14, 2013, International Transmission Company (“ITCTransmission”), a wholly-owned subsidiary of ITC Holdings Corp. (the “Company”), issued $285,000,000 aggregate principal amount of its 4.625% First Mortgage Bonds, Series E, due August 15, 2043 (the “Series E Bonds”) in a private transaction in reliance on exemptions from registration under the Securities Act of 1933 (the “Securities Act”).

The Series E Bonds were issued under ITCTransmission’s First Mortgage and Deed of Trust (the “First Mortgage and Deed of Trust”), dated as of July 15, 2003, between ITCTransmission and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture thereto, dated as of August 7, 2013, between ITCTransmission and the Trustee (the “Fifth Supplemental Indenture” and, together with the First Mortgage and Deed of Trust, the “Indenture”). The Series E Bonds are secured by a first mortgage lien on substantially all of ITCTransmission’s real and tangible personal property equally with all other securities theretofore or thereafter issued under the First Mortgage and Deed of Trust, with such exceptions as described in, and such releases as permitted by, the Indenture.

Interest on the Series E Bonds is payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2014, at a fixed rate of 4.625% per annum. Prior to February 15, 2043, ITCTransmission may redeem the Series E Bonds, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Series E Bonds being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series E Bonds discounted to the redemption date on a semi-annual basis at a rate equal to the sum of (x) 15 basis points plus (y) the Adjusted Treasury Rate (as defined in the Indenture) on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest on the Series E Bonds to, but excluding, the redemption date.  On or after February 15, 2043, ITCTransmission may also redeem the Series E Bonds, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Series E Bonds to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The principal amount of the Series E Bonds is payable on August 15, 2043.

The Series E Bonds and the Indenture contain customary events of default, including, without limitation, failure to pay interest on any Security (as defined in the Indenture) within 30 days after becoming due and payable; failure to pay principal of, or premium, if any, on any Security when due; failure to comply with certain covenants and warranties contained in the Indenture for a period of 60 days (or 90 days in the case of a failure to comply with the reporting covenant described under Section 12.04 of the First Mortgage and Deed of Trust) after written notice from the Trustee or the holders of 25% of the principal amount of Securities then outstanding; and certain events relating to reorganization, bankruptcy and insolvency of ITCTransmission. If an “Event of Default” (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the Securities then outstanding may declare the principal amount of all the Securities to be immediately due and payable.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder. Such descriptions are qualified in their entirety by reference to the First Mortgage and Deed of Trust, a copy of which was previously filed by the Company as Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-123657), and the Fifth Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.35, each of which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Series E Bonds will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 1.02. Termination of a Material Definitive Agreement

On August 14, 2013, in connection with the issuance of the Series E Bonds, ITCTransmission repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under the Term Loan Credit Agreement, dated as of July 11, 2013, among ITCTransmission, the various financial institutions and other persons from time to time parties thereto as lenders, Barclays Bank PLC, as administrative agent for the lenders, Barclays Bank PLC and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, and Goldman Sachs Bank USA, as syndication agent.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Bonuses

On August 13, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved payment of discretionary cash bonuses to substantially all of the Company’s employees, including its named executive officers, in connection with completion of Phase I of the KETA project.  The estimated amounts of the cash bonuses payable to the named executive officers are set forth in the table below.  As in past years, the final bonus amounts for all recipients will be determined immediately prior to the time of payment by dividing the discretionary bonus pool proportionately among the recipients based upon their respective shares of the 2013 annual corporate performance bonus pool.  Final bonus amounts for the named executive officers will be disclosed in the Company’s 2014 annual meeting proxy statement.

Name	Title	Bonus
Joseph L. Welch	President and Chief Executive Officer	$108,008
Linda H. Blair	Executive Vice President and Chief Business Officer	$51,896
Cameron M. Bready	Executive Vice President and Chief Financial Officer	$49,964
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$42,413
Daniel J. Oginsky	Senior Vice President and General Counsel	$33,807

Item 8.01  Other Events.

Declaration of Dividend

On August 14, 2013, the Board of Directors of the Company declared a quarterly cash dividend of $0.425 per common share, an increase from the previous quarterly cash dividend of $0.3775 per common share.  The quarterly cash dividend is payable on September 16, 2013 to common shareholders of record on September 3, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.35

Fifth Supplemental Indenture, dated as of August 7, 2013, between International Transmission Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee

4.36	Form of Series E Bond (included in Exhibit 4.35)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its: Senior Vice President and General Counsel